UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2024

CHIMERA INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-33796	26-0630461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

630 Fifth Avenue,
Suite 2400 New York, New York	10111
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (888) 895-6557

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CIM	New York Stock Exchange
8.00% Series A Cumulative Redeemable Preferred Stock	CIM PRA	New York Stock Exchange
8.00% Series B Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRB	New York Stock Exchange
7.75% Series C Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRC	New York Stock Exchange
8.00% Series D Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Choudhary Yarlagadda

On January 10, 2024, Chimera Investment Corporation (the “Company”) and Choudhary Yarlagadda mutually agreed that Mr. Yarlagadda will retire from employment with the Company and resign from the Board of Directors of the Company (the “Board”), effective (i) March 31, 2024 or, if mutually agreed upon by the parties, an earlier date on or after February 28, 2024 (in either case, the “Scheduled Separation Date”) or (ii) if applicable, such earlier date of separation (the date on which separation from service actually occurs, the “Separation Date”). Until the Separation Date, Mr. Yarlagadda is expected to continue to serve as President, Chief Operating Officer and Co-Chief Investment Officer and as a member of the Board and to assist with the transition of his duties. Mr. Yarlagadda has acknowledged that he does not have any disagreements or disputes with the Company and he has chosen to retire voluntarily pursuant to the Employment Agreement between Mr. Yarlagadda and the Company, dated March 24, 2023 and effective January 1, 2023 (the “Employment Agreement”).

In connection with his retirement, on January 10, 2024, Mr. Yarlagadda executed a transition, separation and release agreement with the Company (the “Transition Agreement”), which includes his notice of termination pursuant to the voluntary resignation provisions of his Employment Agreement. The Transition Agreement provides that Mr. Yarlagadda will step down from his positions as President, Chief Operating Officer and Co-Chief Investment Officer and as a member of the Board, effective as of the Separation Date. The Transition Agreement also includes a general release of claims by Mr. Yarlagadda.

In connection with the retirement of Mr. Yarlagadda, on January 10, 2024, the Board decreased its size by one director, effective as of the Separation Date.

Mr. Yarlagadda has met the requirements for retirement under the terms of his Employment Agreement and therefore will receive the benefits for retirement as described in the Employment Agreement. Provided that Mr. Yarlagadda (A) does not revoke the Transition Agreement and he again signs and does not revoke the Transition Agreement within 21 days following the Separation Date, (B) continues to be employed by the Company through the Scheduled Separation Date or an earlier date of termination by the Company without Cause (as defined in the Employment Agreement), cooperates with the Company during his employment and thereafter, and otherwise continues to comply with the terms of the Transition Agreement, (C) continues to comply with his restrictive covenant obligations described in the Employment Agreement as modified by the Transition Agreement, and (D) does not engage in conduct that constitutes Cause (clauses (A) through (D), the “Conditions”), the Company will provide Mr. Yarlagadda with the following benefits, consistent with the retirement provisions of his Employment Agreement: (i) his outstanding time-based restricted stock units (“RSUs”) (other than the RSUs granted under the Restricted Stock Unit Award Agreement dated as of January 2, 2021, which are addressed in the next paragraph (the “Promotion RSUs”)) will fully vest as of the Separation Date; and (ii) his outstanding performance stock unit (“PSUs”) will continue to vest, subject only to the achievement by the Company of the applicable performance goals, as though a separation from employment had not occurred. Additionally, if he does not revoke the Transition Agreement, and the Conditions described in clauses (B) through (D) are met, his accrued but unused vacation time from 2023 will be rolled over into 2024 (the “Rollover Vacation Time”).

In addition, as consideration for his transition services and his continued cooperation with the Company, if the Conditions are met: (i) Mr. Yarlagadda’s unvested Promotion RSUs will remain outstanding and eligible to vest on January 15, 2024 or January 15, 2025, as applicable as if he had remained employed by the Company through such vesting dates; (ii) the Company will reimburse him for 100% of his COBRA premiums during the 12-month period following the Separation Date; (iii) the Company will waive the noncompetition provision of the Employment Agreement, effective from and after the Separation Date; and (iv) the Company will reimburse him up to $6,000 for the reasonable attorneys’ fees and expenses he incurred (if any) relating to the review and negotiation of the Transition Agreement (collectively, as described in clauses (i)-(iv), the “Additional Benefits”).

During the period before the Separation Date, Mr. Yarlagadda will continue to receive his base salary, continue to participate in Company employee benefit plans, and continue to vest in his RSUs and PSUs in accordance with the applicable RSU and PSU agreements. Mr. Yarlagadda will not be eligible to receive an annual long-term incentive award or annual cash bonus for 2024.

The Transition Agreement provides that, if Mr. Yarlagadda voluntarily resigns before the Scheduled Separation Date but otherwise satisfies the Conditions, he will receive the benefits described above that are provided under his Employment Agreement with respect to retirement, but he will not receive the Additional Benefits or any payment in respect of the Rollover Vacation Time. In addition, Mr. Yarlagadda will forfeit all rights to any further retirement or termination benefits or Rollover Vacation Time payments in the event of a termination for Cause or breach of any of the Conditions.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as an exhibit hereto.

Item 9.01.	Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description

10.1	Letter of Agreement and General Release, dated January 10, 2024, between Chimera Investment Corporation and Choudhary Yarlagadda.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIMERA INVESTMENT CORPORATION

Date: January 17, 2024	By:	/s/ Miyun Sung
Miyun Sung
Chief Legal Officer